Warburg, Pincus Balanced Fund, Inc.

Annualized Total Returns With Waiver as of 10/31/97

     Common Shares

         One Year                          ((11,947.15/10,000)1/1                                     -1)=        19.47%
         Three Year                        ((17,132.29/10,000)1/3                                     -1)=        19.66%
         Five Year                         ((19,896.05/10,000)1/5                                     -1)=        14.75%
         From Inception                    ((31,801.10/10,000)1/9.07671                               -1)=        13.59%


         Advisor Shares

         One Year                          ((11,911.93/10,000)1/1                                     -1)=        19.12%
         Three Year                                           N/A
         Five Year                                            N/A
         From Inception                    ((14,133.63/10,000)1/2.25753                               -1)=        16.56%


Annualized Total Returns Without Waiver as of 10/31/97

     Common Shares

         One Year                          ((11,879.36/10,000)1/1                                     -1)=        18.79%
         Three Year                        ((17,404.20/10,000)1/3                                     -1)=        20.29%
         Five Year                         ((19,366.66/10,000)1/5                                     -1)=        14.13%
         From Inception                    ((28,094.92/10,000)1/9.07671                               -1)=        12.05%
     Advisor Shares

         One Year                          ((11,839.81/10,000)1/1                                     -1)=        18.40%
         Three Year                                                   N/A
         Five Year                                                    N/A
         From Inception                    ((13,309.75/10,000)1/2.25753                               -1)=        13.50%


         Yield for the 30-Day Period ended 10/31/97

         Common Shares

           93,436.91 - 43,969.13 6
YIELD = 2 {(---------------------- +1) -1} = 1.5632%
           2,649,279.357 X 14.38


         Advisor Shares


            378.45 - 210.65
YIELD = 2 {(-------------------+1) -1}6* =   1.3069%
             10,751.109 X 14.37